Exhibit 99.1

Magnolia Solar Engages the Investor Relations Group

Active Investor and Media Outreach to Build Company Awareness

WOBURN, MA and ALBANY, NY – August 2, 2011 – Magnolia Solar Corporation (OTCBB: MGLT) (“Magnolia Solar”) announced today that its wholly owned subsidiary, Magnolia Solar, Inc., has hired The Investor Relations Group (“IRG”), a fourteen-year-old, award-winning, corporate communications firm based in New York City, to serve as its investor relations and public relations agency.

IRG’s investor relations team will target specific portfolio managers and equity analysts in the global investment community to increase awareness of Magnolia Solar’s development of high-efficiency, nanostructured, thin-film solar cells for the defense and commercial markets.  Concurrent with that effort, the public relations team will initiate an outreach campaign targeting editors, writers, and segment producers of local and national trade and consumer online, print, radio, and broadcast media outlets worldwide.

“Magnolia Solar is focused on the creation of the next generation of thin-film solar cells, which will incorporate patent pending innovative solar cell designs as well as cutting-edge nanotechnology to ensure a power efficiency of 20% or higher, with a cost target of $0.50/watt, and the ability to harness a wider band of the electromagnetic spectrum than is presently feasible,” commented Dr. Ashok K. Sood, President and CEO. “The Company is engaged in developing proprietary technologies that will be scaled up to offer an attractive, low-cost alternative for customers, in the US and in developing nations around the globe, who wish to harness the many advantages of solar energy.  We look forward to working with IRG as we achieve our objectives and will update the investment community as we move ahead.”

IRG’s corporate communications program includes new media and multimedia initiatives that involve the creation of broadcast-ready corporate videos, podcasts, and the creation of social networking and video service accounts.  The Investor Relations Group is a multiple winner of the “Stevie Award” for Investor Relations, and was named a finalist in the Best Media Website category from the 2009 American Business Awards.

About Magnolia Solar Corporation:

Based in Woburn, MA and Albany, NY, Magnolia Solar was founded in 2008 to develop and commercialize revolutionary new thin-film solar cell technologies that employ nanostructured materials and designs. Both higher current and voltage outputs are expected from thin-film solar cells that combine Magnolia’s exclusive material structures with advanced optical coatings.  Magnolia’s technology has the ability to capture a larger part of the solar spectrum to produce high-efficiency solar cells, and incorporates a unique nanostructure-based antireflection coating technology to further increase the solar cell efficiency, thereby reducing the cost per watt.  Magnolia Solar’s technology targets electrical power generation applications, such as power for electrical grids and distributed power applications ranging from commercial and residential lighting to specialized military applications.

For more information, please visit www.MagnoliaSolar.com, or visit us on Facebook, Twitter, You Tube, or LinkedIn.

About The Investor Relations Group, Inc.

The Investor Relations Group, Inc. (IRG), founded in 1996, is a full-service corporate communications firm.  Highlighted services include:  personal and targeted introductions to the professional investment community as well as the media-at-large via traditional strategies in addition to the use of proprietary social multimedia outlets.  For further information, please visit the company’s website at www.IRGnews.com.

Forward-Looking Statements

This release contains forward-looking statements, including, without limitation, statements concerning our business and possible or assumed future results of operations. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons including: our ability to continue as a going concern, adverse economic changes affecting markets we serve; competition in our markets and industry segments; our timing and the profitability of entering new markets; greater than expected costs, customer acceptance of our products or difficulties related to our integration of the businesses we may acquire; and other risks and uncertainties as may be detailed from time to time in our public announcements and SEC filings. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

Contact:

The Investor Relations Group
11 Stone St. 3rd Floor
New York, NY
212-825-3210
IR: Adam Holdsworth
PR: Enrique Briz
info@magnoliasolar.com

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